UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 5, 2014
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Class Actions Alleging Violations of Federal Securities Laws

On April 18, 2014, a class action lawsuit alleging violations of federal securities laws was filed against GrowLife, Inc., a Delaware corporation (the “Company”) in the United States District Court, Central District of California (Randy Romero v. Growlife, Inc., et al.; Case No.: 2:14-cv-03015) (the “Romero Action”). The Romero Action was previously disclosed via Current Report on Form 8-K dated May 8, 2014.

On May 30, 2014, the United States District Court, Central District of California (the “Court”) ordered the Romero Action consolidated with another class action alleging securities violations also filed with the Court against the Company entitled Gerald Young v. Growlife, Inc., et al. (Case No.: 2:14-cv-03183) (the “Young Action”).  The Young Action was filed on April 25, 2014 but not served on the Company. Counsel for Romero and Young will work in concert with the Court to determine a Lead Plaintiff and file a consolidated complaint.

On June 5, 2014, the Company entered a general appearance in connection with a third class action alleging securities violations filed with the Court entitled Rochelle Wolf v. Growlife, Inc., et al. (Case No.: 2:14-cv-04112)(the “Wolf Action”).  The Wolf Action has also been consolidated into the Romero Action as was done with the Young Action based on the Court’s standing order and procedural rules.  As a result, the allegations from all three actions will be consolidated into a single complaint for the Company to defend.

Shareholder Derivative Action

On May 15, 2014, a shareholder derivative action was filed against the Board of Directors (the “Directors”) of the Company with the Court entitled Steve Roof v. Sterling C. Scott, et al. (2:14-cv-03777)(the “Roof Derivative Action”). The Company was also named as a nominal defendant.  The Roof Derivative Action alleges claims against the Directors including breach of fiduciary duty and duty of loyalty, abuse of control and unjust enrichment.  The Company has not yet formally been served or appeared in this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: June 11, 2014	By:	/s/ Marco Hegyi
Marco Hegyi
President